UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  July 19, 2018

Banner Corporation
(Exact name of registrant as specified in its charter)

Washington	0-26584	91-1691604
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

10 S. First Avenue
Walla Walla, Washington 99362
(Address of principal executive offices and zip code)

(509) 527-3636
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR
       240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR
       240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

Effective July 19, 2018, Banner Corporation (the "Corporation") adopted its Code of Ethics 2018 ("Code"), which wholly replaces and supersedes its prior Codes of Ethics, including those adopted in 2003 and 2015.  The Code is a comprehensive revision and modernization of prior codes, incorporating corporate governance best practices, and is applicable to directors, officers and employees.  The updated Code did not result in any waiver of any provision of the prior codes.  The Code covers among other things, conflicts of interest, insider trading, regulatory and compliance issues, reporting complaints and concerns, and other ethics-related policies and procedures.  This description of the Code does not purport to be complete and is qualified in its entirety by reference to the complete text of the Code, a copy of which is available on the Corporation's website, www.bannerbank.com.

In connection with the adoption of the Code, Craig Miller, General Counsel of the Corporation, was appointed as Ethics Officer of the Corporation.  As Ethics Officer, Mr. Miller will report functionally to the Corporate Governance and Nominating Committee of the Board of Directors and administratively to the Chief Executive Officer of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

BANNER CORPORATION

Date: July 19, 2018	By: /s/ Peter J. Conner
Peter J. Conner Executive Vice President and Chief Financial Officer